SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2005

RONCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27471	84-1148206
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21344 Superior Street, Chatsworth CA	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 775-4602

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountants.

On July 13, 2005, the Registrant’s Board of Directors appointed Mahoney Cohen & Company, CPA, P.C. (“Mahoney Cohen”) as the Registrant’s independent auditors for the fiscal year ended June 30, 2005, and dismissed Stark Winter Schenkein & Co., LLP, which had audited the Registrant’s financial statements for the year ended June 30, 2004.

The Registrant’s Board of Directors believes that the appointment of Mahoney Cohen & Company, CPA, P.C. to audit the Registrant’s consolidated financial statements for the fiscal year ended June 30, 2005, and thereafter is in the best interests of the Registrant and its shareholders. During the last two fiscal years, the Registrant did not consult Mahoney Cohen & Company, CPA, P.C. on any matter requiring disclosure in this Form 8-K.

Stark Winter Schenkein & Co., LLP’s report on the Registrant’s financial statements for the Registrant’s year ended June 30, 2004 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. During the year ended June 30, 2004 and through the date of this filing, there were no disagreements with Stark Winter Schenkein & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Comiskey & Company, P.C.’s report on the Registrant’s financial statements for the Registrant’s year ended June 30, 2003 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. During the year ended June 30, 2003 and through the date of this filing, there were no disagreements with Comiskey & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

16.1	Letter on change in certifying accountant from Stark Winter Schenkein & Co., LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2005	RONCO CORPORATION
(Registrant)

	By:	/s/ Evan J. Warshawsky
Evan J. Warshawsky
Chief Financial Officer, Vice President

Exhibit Index

Exhibit Number	Description
16.1	Letter on change in certifying accountant from Stark Winter Schenkein & Co., LLP